Amarantus Appoints Elise Brownell, Ph.D. as Senior Vice President of Operations and Project Management

SAN FRANCISCO, CA and GENEVA, SWITZERLAND – December 11, 2014 - Amarantus BioScience Holdings, Inc. (OTCQB: AMBS), a biotechnology company focused on the development of diagnostics and therapeutic products in the areas of neurology, psychiatry, ophthalmology and regenerative medicine, announced the appointment of Elise Brownell, Ph.D. to the newly created position of Senior Vice President of Operations and Program Management.

“It is my great pleasure to welcome Dr. Brownell to the Amarantus executive management team,” commented Gerald E. Commissiong, President & CEO of Amarantus. “This is a key appointment and exemplary of our commitment to operational excellence. Elise will play an integral role for the company with her ‘hands-on’ approach and vast global management experience. Her leadership and insight will be a huge asset to the team. Importantly, Elise’s impressive drug development and project management expertise will be essential as we advance both Eltoprazine and ESS-W into Phase 2 clinical studies in the first half of 2015.”

Dr. Brownell brings more than 20 years of biotechnology and pharmaceutical project management experience with a proven track record of advancing programs through clinical development. She serves as a Life Sciences entrepreneurial advisor for ASTIA, the nation's premier entrepreneurial organization focused on women-led businesses. Dr. Brownell is also a member of the Editorial Advisory Board for Contract Pharma Magazine, and previous Chair of the Leaders Network program of Women in Consulting.

“Amarantus is a truly exciting company with several potential blockbuster product candidates targeting significant unmet needs,” stated Dr. Brownell. “I look forward to working closely with this team of visionaries with the goal of providing new, paradigm-changing treatment options for patients.”

Dr. Brownell is the co-founder of ZephyrBiotech, LLC. a project management firm dedicated to advancing therapeutic candidates through development to key inflection points for clients. Earlier, she was a founding member, head of project management and senior director of Aerovance, Inc, a venture-backed biotechnology company spun out from Bayer Healthcare, where she created and managed effective team processes to bring product candidates into full scale clinical Phase 1 and 2 development. Prior to Aerovance, Dr. Brownell acted as head of project management for Bayer's Biotechnology Unit, where she integrated project strategies to meet therapeutic and market needs. Other roles included building and negotiating partnerships with third parties to support development programs leading research teams through early bench-to-clinic development phases, as well as entrepreneurial investment experience with Angel’s Forum (www.angelsforum.com). Dr. Brownell received her M.S., M.Phil. and Ph.D. in biology from Yale University and her B.S. in biology from Allegheny College.

About Amarantus BioScience Holdings, Inc.

Amarantus BioScience Holdings (AMBS) is a biotechnology company developing treatments and diagnostics for diseases associated with neurodegeneration and protein misfolding-related apoptosis. AMBS has licensed Eltoprazine ("Eltoprazine"), a phase 2b ready small molecule indicated for Parkinson's disease Levodopa induced dyskinesia and Adult ADHD. AMBS has an exclusive worldwide license to the Lymphocyte Proliferation test ("LymPro Test®"), which was developed by Prof. Thomas Arendt, Ph.D. from the University of Leipzig, for Alzheimer's disease and owns the intellectual property rights to a therapeutic protein known as Mesencephalic-Astrocyte-derived Neurotrophic Factor ("MANF") and is developing MANF-based products as treatments for brain and ophthalmic disorders. AMBS also owns intellectual property for the diagnosis of Parkinson's disease ("NuroPro") and the discovery of neurotrophic factors ("PhenoGuard™"). In November 2014, AMBS entered into an exclusive option agreement with Lonza Walkersville, Inc., a subsidiary of Lonza Group Ltd., to acquire Cutanogen Corporation, a subsidiary of Lonza Walkersville, to develop Engineered Skin Substitute (ESS-W), an autologous skin replacement product for the treatment of Stage 3 and Stage 4 intractable severe burns. For further information please visit www.Amarantus.com, or connect with the Company on Facebook, LinkedIn, Twitter and Google+.

Forward-Looking Statements

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Investor and Media Contact:

Jenene Thomas

Jenene Thomas Communications, LLC

Investor Relations and Corporate Communications Advisor

T: (US) 908.938.1475

E: jenene@jenenethomascommunications.com

Shareholder Contact:

Aimee Boutcher, Investor Relations

T: (US) 408.737.2734 x 101

E: ir@amarantus.com

Media Contact:

Planet Communications

Deanne Eagle, Media Contact

T: (US) 917.837.5866

Source: Amarantus Bioscience Holdings, Inc.

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